Exhibit (10)q

TRANSITION AGREEMENT

This Transition Agreement (the “Agreement”) is made and entered into as of February 23, 2016 (the “Effective Date”) by and between Genesco Inc., a Tennessee corporation (the “Company”), and Kenneth Kocher (“Employee”). The Company and Employee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WITNESSETH:
WHEREAS, Employee has given notice to the Company of his intent to voluntarily resign from serving as Senior Vice President of the Company, as President of Hat World, Inc., and from any other officer positions he holds in any direct or indirect subsidiary of the Company as of February 2, 2016 and as a full-time employee (“Employee’s Resignation”) as of March 1, 2016 (hereinafter referred to as the “Transition Start Date”);
WHEREAS, the Company and Employee do not anticipate that there will be any disputes between them or legal claims arising out of Employee’s Resignation, but nevertheless, desire to ensure a completely amicable transition and to settle fully and finally any and all differences or claims that might arise out of Employee’s employment and his transition from such role;
WHEREAS, the Company desires to continue to employ Employee from and after the Transition Start Date for an additional six (6) month period to perform certain transition services for the Company as set forth in this Agreement; and
WHEREAS, the Parties wish to set forth their respective rights and obligations in connection with the foregoing.
NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter expressed, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
SECTION 1.
EMPLOYMENT; DUTIES AND RESPONSIBILITIES
1.1    Transition Services. During the Term of this Agreement, the Company shall continue to employ Employee and Employee hereby accepts such ongoing employment, to provide services to affect the orderly transition of Employee’s former duties and responsibilities with the Company and to provide services with respect to special projects as requested by the Company from time to time (the “Transition Services”). In such capacity, Employee shall make himself available to provide the Transition Services as reasonably requested by the Company and shall report directly to the Chief Executive Officer of the Company.
1.2    Compliance with Law and Standards. Employee shall at all times comply with all applicable laws, rules, and regulations of any and all governmental authorities and the applicable standards, bylaws, rules, compliance programs, policies, and procedures of the Company of which Employee has knowledge (including any policies that apply only to executives). Employee further agrees that Employee will not engage in any conduct which, in the reasonable determination of the Company, adversely affects the image or business of the Company or would impair in any material respect Employee’s ability to carry out Employee’s duties hereunder except as otherwise required by a court, law, governmental agency, or regulation. Employee acknowledges that following the Effective Date, he will not have the authority to bind

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Exhibit (10)q

the Company as its agent (and will not present himself to anyone as having such authority) without the express written directive of the Chief Executive Officer (“CEO”) of the Company.
1.3    Ownership of Developments; Trade Secrets of Others. All copyrights, patents, trade secrets, or other intellectual property rights associated with any idea, concepts, techniques, inventions, processes, or works of authorship developed or created by Employee during the course of his work for the Company, including past employment and with respect to the services to be provided hereunder (collectively, the “Work Product”), will belong exclusively to the Company and will, to the extent possible, be considered a work made by Employee for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by Employee for hire for the Company, Employee agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest Employee may have in such Work Product. Upon the request of the Company, Employee will take further actions, including execution and delivery of instruments of conveyance as may be appropriate to give full and proper effect to such assignment. Employee represents that he is not bound by, and covenants that he will not enter into, any agreements, either written or oral, which are in conflict with this provision. For purposes of this Section 1.3, the term “Company” also will include any existing or future affiliates of the Company.
1.4    Cooperation. Employee shall cooperate with the Company with respect to any claim against the Company and shall make himself available as a witness in any action, investigation, or other proceeding before any court, government agency, arbitrator, or mediator in which he may be called to appear by the Company regarding any business, property, or operations of the Company or any of its affiliates or subsidiaries, and shall truthfully testify in any such action, proceeding, or deposition in which he also appears. Upon request by Employee and prior approval by the Company, the Company shall reimburse Employee for reasonable travel expenses incurred by Employee in connection with any such appearance in which Employee is so called to appear.
SECTION 2.
COMPENSATION
2.1    Compensation.
2.1.1    Payment Following Resignation/Release. Upon: 1) Employee’s Resignation and execution of this Agreement; 2) Employee’s execution of the Resignation General Release attached as Exhibit A hereto as on March 1, 2016 or thereafter; and 3) the expiration of the seven (7) day Revocation Period in the Resignation General Release without the revocation of such release, the Company shall pay Employee a lump sum payment of $443,500 (the “Resignation Payment”). The parties acknowledge that the Resignation Payment is consideration for Employee entering into this Agreement (and in particular his taking on the Restrictive Covenants in Section 4 of the Agreement) and his release of claims in the Resignation General Release. Employee acknowledges that the Resignation Payment is in addition to any compensation Employee has earned from the Company through the Transition Start Date and that Employee would not be entitled to the Resignation Payment but for Employee’s execution of this Agreement and Exhibit A, the Resignation General Release.
2.1.2    Transition Pay. Except for life and disability (short-term and long-term coverage) which terminated as of February 2, 2016, Employee will be entitled to full salary and benefit participation until the Transition Start Date subject to the terms of any benefit plan. From and after the Transition Start Date and during the remainder of the Term (as defined in 3.1), for performance of the Transition Services, the Company shall pay Employee up to $120,000 (the “Transition Pay”), in the amount of $20,000 per month.

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2.1.3    Payment Following Termination/Release. (a) If Employee’s employment with the Company is terminated at the expiration of the six month Term in accordance with Section 3.1 without Employee’s employment having been terminated earlier, following the Termination Date (as defined in 3.1) and upon Employee’s execution of the Termination General Release attached as Exhibit B herein, and expiration of the seven (7) day Revocation Period in the Termination General Release without revocation of such release, the Company shall pay Employee a lump sum payment of $100,000 (the “Severance Payment”). The parties acknowledge that the Severance Payment is consideration for Employee entering into this Agreement (and in particular his taking on the Restrictive Covenants in Section 4 of the Agreement) and his release of claims in the Termination General Release. Employee acknowledges that the Severance Payment shall be in addition to any compensation Employee has earned through the Transition Start Date, and will earn through the Term, and that Employee would not be entitled to the Severance Payment but for Employee’s execution of this Agreement and Exhibit B, the Termination General Release. (b) If Employee’s employment is terminated prior to the expiration of the six month Term as a result of the death of Employee, the Company shall pay to Employee’s estate: (i) $100,000; and (ii) any remaining portion of the Transition Pay that Employee would have earned throughout the remainder of the six month Term as set forth in Section 2.1.2.
2.1.4    Equity Grants; Vacation Accrual. Employee shall not be entitled to receive awards after the Effective Date under any of the Company’s equity incentive plans, nor shall Employee be eligible to receive an annual incentive or any other bonus of any kind. Outstanding equity-based awards granted to Employee prior to the Effective Date shall continue to vest in accordance with their respective terms until the Termination Date. Employee acknowledges that he is currently entitled to vest up to 9,846 shares in June 2016, provided that Employee remains employed by the Company. Employee further acknowledges that outstanding equity-based awards scheduled to vest following the Termination Date shall be forfeited, including 15,018 unvested shares, which are not scheduled to vest in their entirety until June 2019. In addition, Employee shall not accrue any vacation or paid time off during the Term of this Agreement.
2.1.5    Option Agreements. Any existing Non Qualified Option Agreements and Incentive Stock Option Agreements between Employee and the Company (collectively, “Option Agreements”) remain valid and in effect. Neither the terms of the Option Agreements nor the terms of the 2009 Equity Incentive Plan as they relate to the exercise of such options are amended or superseded by this Agreement.
2.1.6    No Additional Compensation. Employee acknowledges that, except as expressly provided in Benefits Section 2.3 or otherwise in this Agreement, Employee will not receive, nor is he entitled to, any additional compensation, severance, or benefits, except to the extent that Employee is eligible for continuation of such benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).
2.2    Expenses. The Company will reimburse Employee for all reasonable, documented expenses of types authorized by the Company and incurred by Employee in the performance of his duties hereunder. Employee will comply with such budget limitations and approval and reporting requirements with respect to expenses as the Company may establish from time to time. To the extent that the reimbursement of expenses under this Section 2.2 or otherwise shall constitute deferred compensation under Section 409A of the Code, such expenses shall be reimbursed in accordance with Section 1.409A-3(i)(1)(iv) of the Treasury Regulations. For the avoidance of doubt, the amount of expenses eligible for reimbursement under this Section 2.2 in any given year shall not affect the expenses eligible for reimbursement in any other year.
2.3    Benefits. With the exceptions noted in 2.1.2, as of the Transition Start Date, as a result of the significant reduction of Employee’s hours of work, Employee will not be eligible for the employee benefit

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plans and programs which are from time to time generally made available to the employees of the Company, including but not limited to health/dental/vision insurance, life insurance, and disability insurance benefits under the terms of the Company’s plans. Notice regarding Employee’s rights regarding continuation of such benefits under COBRA will be sent to Employee.
Subject to Employee’s timely election of continuation coverage under COBRA, and provided that Employee is eligible and remains eligible for COBRA coverage, and that this Agreement is not terminated earlier for Cause, the Company will contribute the portion of the premiums previously paid by the Employer for continuation of Employee’s medical (including vision and pharmacy/PBM) and dental benefits under COBRA, until the expiration of the Term, after which time Employee will be responsible for all premiums for such continuation coverage under COBRA.
2.4    All Payments Prior to December 31, 2016. For the avoidance of doubt, all payments to be made to Employee hereunder will be made no later than December 31, 2016, subject to any forfeiture requirements herein.
SECTION 3.
TERM AND TERMINATION
3.1    Term. The term (the “Term”) of this Agreement shall begin on the Effective Date and shall end on the six month anniversary of the Transition Start Date, at which time Employee’s employment with the Company will terminate, unless terminated earlier by reason of Employee’s resignation of his employment or by the Company with Cause (such date that the Term ends or is terminated being the “Termination Date”).
3.2    Termination by the Company for Cause. The Company may terminate this Agreement at any time in its sole discretion for Cause. For purposes of this Agreement, “Cause” shall mean: (i) failure or refusal to carry out the lawful directions of the Company, which are reasonably consistent with the responsibilities of Employee’s position; (ii) a material act of dishonesty or disloyalty related to the business of the Company; (iii) conviction of a felony, any crime against the Company, or any crime involving dishonest conduct; (iv) performance of Employee’s duties under the influence of alcohol or controlled substances without a prescription; (v) any incident materially compromising Employee’s reputation or ability to represent the Company with the public or any act or omission by Employee that substantially impairs the Company’s business, good will, or reputation; or (vi) Employee’s material breach of any term of this Agreement or the Resignation General Release which, if deemed susceptible to cure by the Company within its sole discretion, remains uncured for 30-days after Company provides written notice to Employee of such breach.
3.3    Transition Pay Following Termination. Employee acknowledges that if this Agreement is terminated by Employee for any reason or by the Company for Cause, Employee shall not be entitled to any Transition Pay after the Termination Date. The Company shall pay Employee any accrued but unpaid Transition Pay at the end of the applicable monthly pay period in which the termination occurs.
SECTION 4.
NON-COMPETITION, NON-SOLICITATION, CONFIDENTIALITY
4.1    Non-Competition, Non-Solicitation. In recognition and consideration of his receipt of the Resignation Payment, and his eligibility for additional benefits hereunder, Employee hereby covenants and agrees as follows:
(a)     Absent prior written consent of the Chief Executive Officer of Genesco Inc. (the “CEO), during the twelve month period following the Transition Start Date (the “Non-Compete

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Restricted Period”), Employee shall not, directly or indirectly: own any interest in, operate, join, control or participate as a partner, director, principal, officer or agent of, enter into the employment of, act as a consultant to, or perform any services for, any entity which has material operations which compete with any business in which Hat World, Inc. or any of its subsidiaries was engaged or, to the then existing knowledge of Employee, proposed to engage as of the end of the Transition Period, including, without limitation, Academy, Ltd., Dick’s Sporting Goods, Inc., Fanatics 101, Inc., and The Sports Authority, Inc. (each a “Competing Entity”) (provided that Employee may, solely as an investment, hold not more than five percent (5%) of the combined voting securities of any publicly-traded corporation that is a Competing Entity); and
(b)    Absent prior written consent of the CEO, during the twenty-four month period following the Transition Start Date (the “Non-Solicit Restricted Period”), Employee shall not, directly or indirectly (i) solicit or do business with any customer (other than retail customers), client, supplier or business partner (limited to product lines or divisions which actually did business with Hat World, Inc.) of (a) Hat World, Inc. or any of its subsidiaries (other than on behalf of the Company) with respect to any business in which Hat World, Inc. or any of its subsidiaries is then engaged or, to the then existing knowledge of Employee, proposed to engage as of the end of the Transition Period, or (b) any business of the Company or any of its subsidiaries with which Employee had actual involvement or substantial knowledge within the 24 months preceding the Transition Start Date; or (ii) hire, or induce or encourage to leave the employ of the Company or any of its subsidiaries, any employee of the Company or any of its subsidiaries, or hire any individual who has been employed by the Company or any of its subsidiaries within the six months preceding the date of hire.
The foregoing covenants and agreements of Employee are referred to herein as the “Restrictive Covenants.” Employee acknowledges that he has carefully read and considered the provisions of the Restrictive Covenants and, having done so, agrees that the restrictions set forth in this Section 4.1, including without limitation the time periods of restriction set forth above, are fair and reasonable and are reasonably required for the protection of the legitimate business and economic interests of the Company. Employee further acknowledges that the Company would not have entered into this Agreement absent Employee’s agreement to the foregoing.
In the event that, notwithstanding the foregoing, any of the provisions of this Section 4.1 or any parts hereof shall be held to be invalid or unenforceable, the remaining provisions or parts hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included herein. In the event that any provision of this Section 4.1 relating to the time period and/or the area of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or area of restriction and/or related aspects deemed reasonable and enforceable by such court shall become and thereafter be the maximum restrictions in such regard, and the provisions of the Restrictive Covenant shall remain enforceable to the fullest extent deemed reasonable by such court.
4.2    Confidentiality and Non-Disclosure. Employee acknowledges that, by nature of his past and future employment with the Company, Employee has had access to, and will continue to have access to, Proprietary Information of the Company. For the duration of the Term and at all times thereafter, Employee shall hold in strictest confidence and will not disclose any of the Company’s Proprietary Information, except as otherwise required in connection with Employee’s work for the Company or as otherwise required by law or court order or as permitted in writing by a duly authorized officer of the Company. “Proprietary Information” shall include without limitation all: trade secrets, business plans or models (whether for existing, new, or developing businesses), financial information, employee data, operating data, customer lists, prospective customer lists, vendor or supplier lists, pricing and cost information, marketing information, product information, research information, or Company designs and techniques, whether communicated

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orally or in documentary or other tangible form, to the extent such information is not publicly available. The Parties recognize that the Company has invested considerable amounts of time and money in attaining and developing all of the information described above, and any unauthorized disclosure or release of such Proprietary Information in any form would irreparably harm the Company.
Employee further acknowledges that Employee has received, and in the future will receive, from third parties confidential or proprietary information which is not publicly available (“Third Party Information”), which Employee shall also hold in the strictest confidence and not disclose, except in connection with Employee’s work for the Company or as otherwise required by law or court order or as permitted in writing by a duly authorized officer of the Company.
Upon the Termination Date (or earlier as may be directed by the CEO), Employee covenants to return all Proprietary Information and Third Party Information to the CEO, in whatever format (electronic or otherwise), and Employee covenants not to keep, but rather destroy, any copy of such information in any form following the Termination Date.
4.3    New Employment. The parties acknowledge that Employee may obtain other employment during the Term in addition to his employment with the Company, on the condition that: 1) such employment does not breach the Restrictive Covenants in this Section 4; and 2) Employee provides the Company thirty days written notice prior to beginning such employment and the Company approves such employment in writing (with such approval being in the Company’s sole discretion). Employee further agrees that if Employee obtains new employment (whether during or up to 24 months after the Term), the Company may notify Employee’s new employer(s) of Employee’s obligations under this Agreement.
SECTION 5.
GENERAL PROVISIONS
5.1    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, without regard to its conflict of laws principles.
5.2    Jurisdiction. Each party hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby to the jurisdiction of the United States District Court for the Middle District of Tennessee and the jurisdiction of the Chancery Court of the State of Tennessee sitting in Davidson County, and irrevocably waives any immunity from the jurisdiction of such courts and any claim of improper venue, forum non conveniens, or any similar objection which it might otherwise be entitled to raise in any such suit, action, or proceeding.
5.3    Enforcement/Remedies/Attorney’s Fees. The Parties hereto agree that money damages alone would not be an adequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in its favor, apply to an applicable court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions hereof (without proving monetary damages or posting a bond or other security). Employee agrees that, in any action seeking specific performance or other equitable relief, he will not assert or contend that any of the provisions of the Restrictive Covenants are unreasonable or otherwise unenforceable. Employee agrees that the existence of any claim or cause of action by the Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants. Employee agrees that the Company has the right to have the Non-Compete Restricted Period and the Non-Solicit Restricted Period, as applicable, extended by the amount of time equivalent to the time that Employee is in breach of the Restrictive Covenants. In the event that Employee is found by a Court of competent jurisdiction to have

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breached the Restrictive Covenants, Employee agrees that the Company may recover from him the reasonable costs incurred in preventing or remedying such breach, including but not limited to attorneys’ fees. Employee further agrees that should he be found to have breached any of the Restrictive Covenants, he will return to the Company seventy percent (70%) of the Resignation Payment and seventy percent (70%) of the Severance Payment as paid in accordance with Sections 2.1.1 and 2.1.3, respectively, without prejudice to the Company’s right to obtain injunctive relief and any further damages to which it may show itself entitled.
5.4    Waiver of Breach. The waiver by a party of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof by that party.
5.5    Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision. The Parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.
5.6    Entire Agreement: Amendments. This Agreement forms the entire agreement of the parties and supersedes any prior agreements between them with respect to the subject matter hereof. The Parties agree that the Employment Protection Agreement dated October 25, 2006, and amended March 20, 2010, by and between the Company and Employee, is hereby terminated and of no further force and effect.
5.7    Amendment, Modification or Waiver. No provision of this Agreement may be amended or waived, unless such amendment or waiver is agreed to in writing, signed by Employee and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.
5.8    Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties, their successors and their permitted assigns; provided that Employee shall not assign his rights, duties or obligations hereunder.
5.9    Notice. Any notice to be given hereunder will be in writing and will be deemed given when delivered personally, sent by courier or facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice hereunder in writing:

To Employee at:	Kenneth Kocher 11552 Ridge Valley Court Zionsville, IN 46077

To the Company at:	Genesco Inc. 1415 Murfreesboro Pike Suite 240 Nashville, TN 37217-2835 Attention: Chief Executive Officer Facsimile: (615) 367-7073

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5.10    Withholding. All payments to Employee under this Agreement will be reduced by all applicable withholding required by federal, state or local law.
5.11    Survival. The provisions of Sections 1.3, 1.4, 4.1, 4.2 and Section 5.1 through 5.13 hereof, as well as Exhibit A and Exhibit B and the applicable consideration required thereby under Sections 2.1.1 and 2.1.3, shall survive the termination for any reason or expiration of this Agreement for the period described or referenced in each such Section or, if no period is described or referenced in such Section, indefinitely.
5.12    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
5.13    Section 409A. By accepting this Agreement, Employee hereby agrees and acknowledges that the Company does not make any representations with respect to the application of Section 409A of the Code to any tax, economic, or legal consequences of any payments payable to Employee hereunder. Further, by the acceptance of this Agreement, Employee acknowledges that (i) Employee has obtained independent tax advice regarding the application of Section 409A of the Code to the payments due to Employee hereunder, (ii) Employee retains full responsibility for the potential application of Section 409A of the Code to the tax and legal consequences of payments payable to Employee hereunder and (iii) the Company shall not indemnify or otherwise compensate Employee for any violation of Section 409A of the Code that my occur in connection with this Agreement. The Parties agree that, to the extent applicable, this Agreement shall be interpreted and administered in accordance with Section 409A of the Code and that the Parties will cooperate in good faith to amend such documents and to take such actions as may be necessary or appropriate to comply with Section 409A of the Code.
Notwithstanding any other provision of this Agreement to the contrary, to the extent any payments made under this Agreement are treated as non-qualified deferred compensation subject to Section 409A of the Code, then (a) no payments to be made under this Agreement following the Employee’s termination of employment shall be made unless the Employee’s termination of employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations and (b) if Employee is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, then to the extent delayed commencement of any portion of any payments upon the Employee’s separation from service to which Employee is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the payments shall not be provided to Employee prior to the earlier of (x) the expiration of the six-month period measured from the date of the Employee’s “separation from service” with the Company (as such term is defined in Section 1.409A-1(h) of the Treasury Regulations) or (y) the date of Employee’s death. Upon the earlier of such dates, all payments deferred pursuant to this paragraph shall be paid in a lump sum to the Employee, and any remaining payments due under the Agreement shall be paid as otherwise provided herein. The determination of whether the Employee is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of his separation from service shall be made by the Company in accordance with the terms of Section 409A of the Code and applicable guidance thereunder (including without limitation Section 1.409A-1(i) of the Treasury Regulations and any successor provision thereto).

[Signature page follows]

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Exhibit (10)q

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

GENESCO INC.

By: /s/ Robert J. Dennis
Title: Chairman, President & CEO

EMPLOYEE

/s/ Kenneth J. Kocher
Kenneth Kocher

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Exhibit (10)q

EXHIBIT A

FORM OF GENERAL RELEASE

This Release (this “Release”), dated as of _____________ is made by and among Kenneth Kocher (“Employee”) and Genesco Inc. (the “Company”) (collectively, the “Parties”).
WHEREAS, the Parties entered into that certain Transition Agreement dated as of _________________, 2016 (the “Agreement”);
WHEREAS, pursuant to Section 2.1.1 of the Agreement and in consideration of the Company’s willingness to enter into the Agreement and pay any amounts thereunder, it is an obligation of Employee that he executes and delivers this Release.
NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:
1.Employee Release. In exchange for the mutual promises and obligations of the Agreement, which are expressly excluded from this Release, Employee fully and forever relieves, releases, and discharges Company and its predecessors, successors, subsidiaries, operating units, affiliates, and divisions, and the agents, representatives, officers, directors, shareholders, members, employees and attorneys (collectively, the “Released Parties”) from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, expenses, damages, actions, and causes of action, whether in law or in equity, whether known or unknown, whether suspected or unsuspected, and whether arising from or related in any way to Employee’s employment and/or Employee’s Resignation (as defined in the Agreement), including but not limited to any and all claims pursuant to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Equal Pay Act, the Age Discrimination in Employment Act (ADEA), the Older Worker Benefit Protection Act, the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA), the Employee Retirement Income Security Act (ERISA), the National Labor Relations Act (NLRA), the Genetic Information Nondiscrimination Act (GINA), and all other federal, state or local laws or regulations which concern Employee’s employment and which exist, or might exist, as of the date of the execution of this Release. This Release also includes, but is not limited to, a release by Employee of any claims for breach of contract, mental pain, suffering and anguish, emotional harm, impairment of economic opportunities, unlawful interference with employment rights, defamation, intentional or negligent infliction of emotional distress, fraud, wrongful termination, wrongful discharge in violation of public policy, wrongful demotion, breach of any express or implied covenant of good faith and fair dealing, claims that Company has dealt with Employee unfairly or in bad faith, and all other common law contract and tort claims. Employee understands that he is not waiving any rights or claims that may arise after this Release is signed by Employee. Furthermore, Employee understands that he is not giving up the right to file a Charge of Discrimination with the Equal Employment Opportunity Commission (EEOC). However, Employee is expressly releasing and waiving any right to obtain monetary or other relief relating to such a charge or subsequent lawsuit filed by the EEOC. Employee agrees to turn over to the Company any such monetary relief obtained by the EEOC (or any other third party) on behalf of the Employee for any claim waived herein.
2.    No Admission of Liability. Employee acknowledges that nothing in this Release is intended to, shall constitute evidence of, or shall be construed as an admission by the Company that the Company violated any law, rule, or regulation, interfered with any right, breached any obligation, or otherwise engaged in any improper or illegal conduct.

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Exhibit (10)q

3.    No Current Claims; Covenant Not to Sue. Employee represents and warrants that Employee has not filed any complaint(s) or charge(s) against the Company or the other Released Parties with the EEOC or the state commission empowered to investigate claims of employment discrimination, the United States Department of Labor, or with any other local, state, or federal agency or court. Employee further covenants and agrees that Employee shall forever refrain and forbear from initiating or participating as a party in a lawsuit attempting to enforce any of the claims that are released and discharged herein. Moreover, Employee agrees that he will not persuade or instruct any person to file a suit, claim, or complaint with any state or federal court or administrative agency against the Released Parties. Employee acknowledges that, in accordance with 29 C.F.R. § 1625.23(b) and other applicable law, this covenant not to sue does not prevent Employee from filing a charge of discrimination with the EEOC or otherwise participating in an EEOC or SEC investigation of the Company. This covenant not to sue also does not preclude Employee from bringing a lawsuit to challenge the validity of the release language contained in this Agreement. Should Employee violate this covenant, Employee shall be responsible for all of the Released Parties’ costs incurred as a result of Employee’s breach, including without limitation the Released Parties’ attorneys’ fees.
4.    Acknowledgement of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the ADEA or the Older Worker Benefit Protection Act and that this waiver and release is knowing and voluntary. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that (a) he has been advised that he should consult with an attorney prior to executing this Release, (b) he has been given twenty-one (21) days within which to consider this Release before executing it, and (c) he has been given at least seven (7) days following the execution of this Release to revoke this Release (the “Revocation Period”).
5.    Acknowledgment. Employee acknowledges that he understands the terms of this Release and that Employee has executed this Release knowingly and voluntarily. Employee further acknowledges that, in consideration for the covenants and releases contained herein, he will receive benefits and payments described in the Agreement, and that he would not receive such benefits and payments without the execution of this Release. Employee also acknowledges that this Release shall not become effective until the expiration of the Revocation Period.
6.    Severability. All provisions of this Release are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Release. The Parties further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Release to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Release as limited.
7.    Specific Performance. If a court of competent jurisdiction determines that Employee has breached or failed to perform any part of this Release, the Employee agrees that Company shall be entitled to seek injunctive relief to enforce this Release, to the extent permitted by applicable law.
8.    No Waiver. Should the Company fail to require strict compliance with any term or condition of this Agreement, such failure shall not be deemed a waiver of such terms or conditions, nor shall the Company’s failure to enforce any right it may have preclude it from thereafter enforcing its rights under this Agreement.

1111

16132775.1

Exhibit (10)q

9.    Attorneys’ Fees. The Parties agree that in the event it becomes necessary to seek judicial remedies for the breach or threatened breach of this Agreement, the prevailing party will be entitled, in addition to all other remedies, to recover from the non-prevailing party reasonable attorneys’ fees and costs upon the entry of a final non-appealable judgment.
10.    Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of Tennessee without reference to principles of conflict of laws.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.
GENESCO INC.
By:_______________________________
Name:_____________________________
Title:______________________________

EMPLOYEE

Kenneth Kocher

1212

16132775.1

Exhibit (10)q

EXHIBIT B

FORM OF GENERAL RELEASE

This Release (this “Release”), dated as of _____________________, is made by and among Kenneth Kocher (“Kocher”) and Genesco Inc. (the “Company”) (collectively, the “Parties”).
WHEREAS, the Parties entered into that certain Transition Agreement dated as of _________________, 2016 (the “Agreement”);
WHEREAS, pursuant to Section 2.1.3 of the Agreement and in consideration of the Company’s willingness to enter into the Agreement and pay any amounts thereunder, it is an obligation of Kocher that he executes and delivers this Release.
NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:
1.    Employee Release. In exchange for the mutual promises and obligations of the Agreement, which are expressly excluded from this Release, Employee fully and forever relieves, releases, and discharges Company and its predecessors, successors, subsidiaries, operating units, affiliates, and divisions, and the agents, representatives, officers, directors, shareholders, members, employees and attorneys (collectively, the “Released Parties”) from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, expenses, damages, actions, and causes of action, whether in law or in equity, whether known or unknown, whether suspected or unsuspected, and whether arising from or related in any way to Employee’s employment and/or Employee’s Resignation (as defined in the Agreement), including but not limited to any and all claims pursuant to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Equal Pay Act, the Age Discrimination in Employment Act (ADEA), the Older Worker Benefit Protection Act, the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA), the Employee Retirement Income Security Act (ERISA), the National Labor Relations Act (NLRA), the Genetic Information Nondiscrimination Act (GINA), and all other federal, state or local laws or regulations which concern Employee’s employment and which exist, or might exist, as of the date of the execution of this Release. This Release also includes, but is not limited to, a release by Employee of any claims for breach of contract, mental pain, suffering and anguish, emotional harm, impairment of economic opportunities, unlawful interference with employment rights, defamation, intentional or negligent infliction of emotional distress, fraud, wrongful termination, wrongful discharge in violation of public policy, wrongful demotion, breach of any express or implied covenant of good faith and fair dealing, claims that Company has dealt with Employee unfairly or in bad faith, and all other common law contract and tort claims. Employee understands that he is not waiving any rights or claims that may arise after this Release is signed by Employee. Furthermore, Employee understands that he is not giving up the right to file a Charge of Discrimination with the Equal Employment Opportunity Commission (EEOC). However, Employee is expressly releasing and waiving any right to obtain monetary or other relief relating to such a charge or subsequent lawsuit filed by the EEOC. Employee agrees to turn over to the Company any such monetary relief obtained by the EEOC (or any other third party) on behalf of the Employee for any claim waived herein.
2.    No Admission of Liability. Employee acknowledges that nothing in this Release is intended to, shall constitute evidence of, or shall be construed as an admission by the Company that the Company violated any law, rule, or regulation, interfered with any right, breached any obligation, or otherwise engaged in any improper or illegal conduct.

1313

16132775.1

Exhibit (10)q

3.    No Current Claims; Covenant Not to Sue. Employee represents and warrants that Employee has not filed any complaint(s) or charge(s) against the Company or the other Released Parties with the EEOC or the state commission empowered to investigate claims of employment discrimination, the United States Department of Labor, or with any other local, state, or federal agency or court. Employee further covenants and agrees that Employee shall forever refrain and forbear from initiating or participating as a party in a lawsuit attempting to enforce any of the claims that are released and discharged herein. Moreover, Employee agrees that he will not persuade or instruct any person to file a suit, claim, or complaint with any state or federal court or administrative agency against the Released Parties. Employee acknowledges that, in accordance with 29 C.F.R. § 1625.23(b) and other applicable law, this covenant not to sue does not prevent Employee from filing a charge of discrimination with the EEOC or otherwise participating in an EEOC or SEC investigation of the Company. This covenant not to sue also does not preclude Employee from bringing a lawsuit to challenge the validity of the release language contained in this Agreement. Should Employee violate this covenant, Employee shall be responsible for all of the Released Parties’ costs incurred as a result of Employee’s breach, including without limitation the Released Parties’ attorneys’ fees.
4.    Acknowledgement of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the ADEA or the Older Worker Benefit Protection Act and that this waiver and release is knowing and voluntary. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that (a) he has been advised that he should consult with an attorney prior to executing this Release, (b) he has been given twenty-one (21) days within which to consider this Release before executing it, and (c) he has been given at least seven (7) days following the execution of this Release to revoke this Release (the “Revocation Period”).
5.    Acknowledgment. Employee acknowledges that he understands the terms of this Release and that Employee has executed this Release knowingly and voluntarily. Employee further acknowledges that, in consideration for the covenants and releases contained herein, he will receive benefits and payments described in the Agreement, and that he would not receive such benefits and payments without the execution of this Release. Employee also acknowledges that this Release shall not become effective until the expiration of the Revocation Period.
6.    Severability. All provisions of this Release are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Release. The Parties further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Release to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Release as limited.
7.    Specific Performance. If a court of competent jurisdiction determines that Employee has breached or failed to perform any part of this Release, the Employee agrees that the Company shall be entitled to seek injunctive relief to enforce this Release, to the extent permitted by applicable law.
8.    No Waiver. Should the Company fail to require strict compliance with any term or condition of this Agreement, such failure shall not be deemed a waiver of such terms or conditions, nor shall the Party’s failure to enforce any right it may have preclude it from thereafter enforcing its rights under this Agreement.

1414

16132775.1

Exhibit (10)q

9.    Attorneys’ Fees. The Parties agree that in the event it becomes necessary to seek judicial remedies for the breach or threatened breach of this Agreement, the prevailing party will be entitled, in addition to all other remedies, to recover from the non-prevailing party reasonable attorneys’ fees and costs upon the entry of a final non-appealable judgment.
10.    Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of Indiana without reference to principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

GENESCO INC.

By:
Name:
Title:

EMPLOYEE

Kenneth Kocher

1515

16132775.1